Exhibit 99.1

         Yahoo! Reports First Quarter 2005 Financial Results;
     Revenues - $1,174 Million, Operating Income - $247 Million,
 Operating Income Before Depreciation and Amortization - $345 Million

    SUNNYVALE, Calif.--(BUSINESS WIRE)--April 19, 2005--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the first quarter ended March 31, 2005.
    "Yahoo! entered 2005 on a high note, delivering strong growth and record revenue for the eighth consecutive quarter, further validating the strength of Yahoo!'s business model," said Terry Semel, chairman and chief executive officer, Yahoo!. "We are on the cusp of witnessing a significant increase in engagement of consumers on the Internet and believe we are best positioned to capitalize on the many opportunities to which we are exposed."

    Consolidated Financial Results

    -- Revenues were $1,174 million for the first quarter of 2005, a 55 percent increase compared to $758 million for the same period of 2004.

    -- Marketing services revenue was $1,025 million for the first quarter of 2005, a 54 percent increase compared to $665 million for the same period of 2004.

    -- Fees revenue was $149 million for the first quarter of 2005, a 61 percent increase compared to $93 million for the same period of 2004.

    -- Revenues excluding traffic acquisition costs ("TAC") were $821 million for the first quarter of 2005, a 49 percent increase compared to $550 million for the same period of 2004.

    -- Gross profit for the first quarter of 2005 was $720 million, a 51 percent increase compared to $476 million for the same period of 2004.

    -- Operating income for the first quarter of 2005 was $247 million, an 87 percent increase compared to $132 million for the same period of 2004.

    -- Operating income before depreciation and amortization for the first quarter of 2005 was $345 million, a 64 percent increase compared to $211 million for the same period of 2004.

    -- Cash flow from operating activities for the first quarter of 2005 was $386 million, a 63 percent increase compared to $236 million for the same period of 2004.

    -- Free cash flow for the first quarter of 2005 was $318 million, a 61 percent increase compared to $197 million for the same period of 2004.

    -- Net income for the first quarter of 2005 was $205 million or $0.14 per diluted share (including net income of $15 million, or $0.01 per diluted share, related to the sale of certain investments and settlements). This compares with net income of $101 million or $0.07 per diluted share for the same period of 2004.

    "In the first quarter, Yahoo! continued to grow its user base and drive deeper engagement, the core user fundamentals that lead to favorable financial returns," said Susan Decker, chief financial officer, Yahoo!. "We continued to increase levels of free cash flow while investing in the business, demonstrating the leverage in our operating model, and driving long-term shareholder value."

    Segment Financial Results

    -- United States revenues for the first quarter of 2005 were $819 million, a 37 percent increase from the $599 million reported for the same period of 2004.

    -- International revenues for the first quarter of 2005 were $355 million, a 124 percent increase from the $159 million reported for the same period of 2004.

    -- United States segment operating income before depreciation and amortization for the first quarter of 2005 was $270 million, a 41 percent increase from the $191 million reported for the same period of 2004.

    -- International segment operating income before depreciation and amortization for the first quarter of 2005 was $75 million, a 280 percent increase from the $20 million reported for the same period of 2004.

    Cash Flow Information

    Free cash flow of $318 million in the first quarter of 2005 was the largest contributor to the increase of $110 million in our cash, cash equivalents and investments in marketable debt securities which grew from $3,742 million at December 31, 2004 to $3,852 million at March 31, 2005. In addition, we generated $90 million from the issuance of common stock as a result of the exercise of employee stock options. These increases were offset by $165 million used for direct share repurchases, a net $96 million used in structured stock repurchase transactions, and $54 million used for acquisitions.

    Please refer to the "Note to Unaudited Condensed Consolidated
Statements of Operations" for definitions of certain key financial measures used here and in the "Business Outlook" attached to this press release.

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss first quarter results at 5:00 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations Web site at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 11385612.

    About Yahoo!

    Yahoo! Inc. is a leading global internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! seeks to provide online products and services essential to users' lives, and offers a full range of tools and marketing solutions for businesses to connect with Internet users around the world. Yahoo! is headquartered in Sunnyvale, Calif.

    This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange
Commission: revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See "Note to Unaudited Condensed Consolidated Statements of Operations" and "Reconciliations to Unaudited Condensed Consolidated Statements of Operations" included in this press release for further information regarding these non-GAAP financial measures.

    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to the integration of recent acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this release and its attachments is as of April 19, 2005. Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 which is on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which will be filed with the SEC in the second quarter of 2005.

    Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.




                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                                                 Three Months Ended
                                                       March 31,
                                               -----------------------
                                                   2004        2005
                                               ----------- -----------

Revenues                                       $  757,786  $1,173,742

Cost of revenues                                  281,705     453,297

                                                ----------  ----------
Gross profit                                      476,081     720,445
                                                ----------  ----------

Operating expenses:
  Sales and marketing                             166,295     230,519
  Product development                              76,989     119,349
  General and administrative                       57,556      73,545
  Stock compensation expense (1)                   12,572       9,466
  Amortization of intangibles                      30,512      40,203
                                                ----------  ----------
     Total operating expenses                     343,924     473,082
                                                ----------  ----------

Income from operations                            132,157     247,363

Other income, net                                  14,378      49,994
                                                ----------  ----------

Income before income taxes, earnings in equity
 interests, minority interests                    146,535     297,357

Provision for income taxes                        (64,709)   (120,435)
Earnings in equity interests                       19,868      29,378
Minority interests in operations of
 consolidated subsidiaries                           (482)     (1,740)
                                                ----------  ----------

Net income                                     $  101,212  $  204,560
                                                ==========  ==========


Net income per share - diluted                 $     0.07  $     0.14
                                                ==========  ==========

Shares used in per share calculation - diluted  1,426,548   1,477,811
                                                ==========  ==========


(1) Stock compensation expense is allocated as follows:

Sales and marketing                            $    3,605  $    1,490
Product development                                 4,723       3,262
General and administrative                          4,244       4,714
                                                ----------  ----------
  Total stock compensation expense             $   12,572  $    9,466
                                                ==========  ==========


----------------------------------------------------------------------
Supplemental Financial Data (See Note)

Revenues excluding traffic acquisition costs
 ("TAC")                                       $  550,150  $  820,755
Operating income before depreciation and
 amortization                                  $  210,921  $  345,062
Free cash flow                                 $  197,286  $  317,566
----------------------------------------------------------------------



                              Yahoo! Inc.
   Note to Unaudited Condensed Consolidated Statements of Operations


This press release includes the non-GAAP financial measures of revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow, which are reconciled to gross profit, income from operations, and cash flow from operating activities, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, and cash flow from operating activities calculated in accordance with generally accepted accounting principles.

Revenues excluding traffic acquisition costs or TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliates that have integrated our sponsored search offerings into their websites and payments made to companies that direct consumer and business traffic to the Yahoo! network. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, for budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock compensation expense. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock compensation expense from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company, as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock compensation expenses related to our workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.

Free cash flow is defined as cash flow from operating activities less net capital expenditures. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.



                              Yahoo! Inc.
          Reconciliations to Unaudited Condensed Consolidated
                       Statements of Operations
                            (in thousands)
                                                 Three Months Ended
                                                       March 31,
                                               -----------------------
                                                   2004        2005
                                               ----------- -----------
Revenues for groups of similar services (2):
  Marketing services                           $  665,046  $1,024,796
  Fees                                             92,740     148,946
                                                ----------  ----------
  Total revenues                               $  757,786  $1,173,742
                                                ==========  ==========

Revenues by segment:
  United States                                $  599,271  $  818,726
  International                                   158,515     355,016
                                                ----------  ----------
  Total revenues                               $  757,786  $1,173,742
                                                ==========  ==========

Cost of revenues:
  Traffic acquisition costs ("TAC")            $  207,636  $  352,987
  Other cost of revenues                           74,069     100,310
                                                ----------  ----------
  Total cost of revenues                       $  281,705  $  453,297
                                                ==========  ==========

Revenues excluding TAC:
  Gross profit                                 $  476,081  $  720,445
  Other cost of revenues                           74,069     100,310
                                                ----------  ----------
  Revenues excluding TAC                       $  550,150  $  820,755
                                                ==========  ==========

Revenues excluding TAC by segment:
  United States:
  Gross profit                                 $  389,108  $  540,089
  Other cost of revenues                           62,617      78,803
                                                ----------  ----------
  Revenues excluding TAC                       $  451,725  $  618,892
                                                ==========  ==========

  International:
  Gross profit                                 $   86,973  $  180,356
  Other cost of revenues                           11,452      21,507
                                                ----------  ----------
  Revenues excluding TAC                       $   98,425  $  201,863
                                                ==========  ==========

Operating income before depreciation and
 amortization:
  Income from operations                       $  132,157  $  247,363
  Depreciation and amortization                    66,192      88,233
  Stock compensation expense                       12,572       9,466
                                                ----------  ----------
  Operating income before depreciation and
   amortization                                $  210,921  $  345,062
                                                ==========  ==========

Operating income before depreciation and
 amortization by segment:
  Operating income before depreciation and
   amortization - United States                $  191,254  $  270,415
  Operating income before depreciation and
   amortization - International                    19,667      74,647
                                                ----------  ----------
  Operating income before depreciation and
   amortization                                   210,921     345,062
                                                ==========  ==========

  United States:
  Income from operations                       $  121,289  $  190,018
  Depreciation and amortization                    59,300      71,603
  Stock compensation expense                       10,665       8,794
                                                ----------  ----------
  Operating income before depreciation and
   amortization - United States                $  191,254  $  270,415
                                                ==========  ==========

  International:
  Income from operations                       $   10,868  $   57,345
  Depreciation and amortization                     6,892      16,630
  Stock compensation expense                        1,907         672
                                                ----------  ----------
  Operating income before depreciation and
   amortization - International                $   19,667  $   74,647
                                                ==========  ==========

Free cash flow:
  Cash flow from operating activities          $  235,975  $  385,715
  Acquisition of property and equipment, net      (38,689)    (68,149)

                                                ----------  ----------
  Free cash flow                               $  197,286  $  317,566
                                                ==========  ==========

(2) Yahoo! currently classifies its revenues as either Marketing
    Services or Fees. For the quarter ended March 31, 2004, Yahoo! reclassified previously reported Marketing Services revenues of $4 million as Fees in order to refine its alignment of revenue sources with these classifications.



                             Yahoo! Inc.
                           Business Outlook

Business Outlook

The following business outlook is based on current information and expectations as of April 19, 2005. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations Web site throughout the current quarter. It is currently expected the outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the outlook or any portion thereof at any time.

                                          Three months       Year
                                             ending         ending
                                            June 30,      December 31,
                                              2005           2005
                                         -------------- --------------

Revenues excluding traffic acquisition
 costs (3) ("TAC") outlook (in millions):
  Gross Profit                               $748-$778  $3,120-$3,235
  Other cost of revenues                       107-117        445-480
                                         -------------- --------------
  Revenues excluding TAC                     $855-$895  $3,565-$3,715
                                         ============== ==============

Operating income before depreciation and
 amortization (3) outlook (in millions):
  Income from operations                     $238-$249  $1,075-$1,120
  Depreciation and amortization                  92-98        385-405
  Stock compensation expense                     10-13          40-50
                                         -------------- --------------
  Operating income before depreciation and
   amortization                              $340-$360  $1,500-$1,575
                                         ============== ==============

(3) Refer to Note to Unaudited Condensed Consolidated Statements of
    Operations.



                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                                                Three Months Ended
                                                      March 31,
                                              ------------------------
                                                  2004         2005
                                              ----------- ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                  $  101,212  $   204,560
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                 66,192       88,233
    Tax benefits from stock options               60,750      107,527
    Earnings in equity interests                 (19,868)     (29,378)
    Minority interests in operations of
     consolidated subsidiaries                       482        1,740
    Stock compensation expense                    12,572        9,466
    (Gain)/loss from sale of investments,
     assets and other, net                        (1,273)     (14,268)
    Changes in assets and liabilities, net of
     effects of acquisitions:
      Accounts receivable, net                     1,189      (30,417)
      Prepaid expenses and other                  (4,410)      19,108
      Accounts payable                           (17,909)     (24,626)
      Accrued expenses and other liabilities      32,303       45,219
      Deferred revenue                             4,735        8,551
                                               ----------  -----------
Net cash provided by operating activities        235,975      385,715
                                               ----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment, net     (38,689)     (68,149)
  Purchases of marketable debt securities       (911,515)  (1,636,760)
  Proceeds from sales and maturities of
   marketable debt securities                    917,032    1,777,385
  Acquisitions, net of cash acquired             (43,767)     (53,970)
  Proceeds from sales of marketable equity
   securities                                      1,351       11,382
  Other investing activities, net                  9,560       11,318
                                               ----------  -----------
Net cash provided by (used in) investing
 activities                                      (66,028)      41,206
                                               ----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock, net     92,295       90,304
  Repurchase of common stock                           -     (164,895)
  Structured stock repurchase, net               (50,000)     (96,202)
  Other financing activities, net                      -          800
                                               ----------  -----------
Net cash provided by (used in) financing
 activities                                       42,295     (169,993)
                                               ----------  -----------

Effect of exchange rate changes on cash and
 cash equivalents                                  3,040       10,259

Net change in cash and cash equivalents          215,282      267,187
Cash and cash equivalents, beginning of period   415,892      823,723
                                               ----------  -----------

Cash and cash equivalents, end of period      $  631,174  $ 1,090,910
                                               ==========  ===========

Supplemental schedule of investing activities:

  Cash paid for acquisitions                  $   50,684  $    53,997
  Cash acquired in acquisitions                   (6,917)         (27)

                                               ----------  -----------
                                              $   43,767  $    53,970
                                               ==========  ===========

  Common stock, restricted stock and stock
   options issued in connection with
   acquisitions
                                              $    2,209  $    37,766
                                               ==========  ===========



                              Yahoo! Inc.
            Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                               December 31,  March 31,
                                                   2004        2005
                                               ----------- -----------
ASSETS
Current assets:
  Cash and cash equivalents                    $  823,723  $1,090,910
  Marketable debt securities                    1,875,964   1,490,066
  Marketable equity securities                    812,288     751,291
  Accounts receivable, net                        479,993     514,497
  Prepaid expenses and other current assets        98,507      76,808
                                                ----------  ----------
     Total current assets                       4,090,475   3,923,572

Long-term marketable debt securities            1,042,575   1,270,832
Property and equipment, net                       531,696     552,959
Goodwill                                        2,550,957   2,540,309
Intangible assets, net                            480,666     534,893
Other assets                                      481,832     482,400
                                                ----------  ----------
  Total assets                                 $9,178,201  $9,304,965
                                                ==========  ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $   48,205  $   25,870
  Accrued expenses and other current
   liabilities                                    853,115     876,696
  Deferred revenue                                279,387     289,709
                                                ----------  ----------
     Total current liabilities                  1,180,707   1,192,275

Long-term deferred revenue                         65,875      65,196
Long-term debt                                    750,000     750,000
Other long-term liabilities                        35,907      38,467
Minority interests in consolidated subsidiaries    44,266      46,849
Stockholders' equity                            7,101,446   7,212,178
                                                ----------  ----------
  Total liabilities and stockholders' equity   $9,178,201  $9,304,965
                                                ==========  ==========

    CONTACT: Yahoo! Inc.
             Kiersten Hollars, 408-349-3409 (Media Relations) kiersten@yahoo-inc.com
             Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com
              or
             Fleishman-Hillard
             Ruben Osorio, 415-318-4108 (Media Relations) osorior@fleishman.com